                                                                    Exhibit 10.7
                            ZCA GAS GATHERING, INC.
                             A Delaware Corporation

                            STOCK PURCHASE AGREEMENT


     AGREEMENT made this 15th day of January, 1997, by and between the stockholders of ZCA Gas Gathering, Inc., A Delaware Corporation, who are signatory hereto (hereinafter "SELLERS"), and United States Exploration, Inc., A Colorado Corporation (hereinafter referred to as "BUYER").

     WITNESSETH:

     WHEREAS, SELLERS are the owners and holders of 100 shares of the $1.00 par value common stock (the "STOCK") representing one hundred percent (100%) of the issued and outstanding capital stock, of ZCA Gas Gathering, Inc., A Delaware Corporation (the "CORPORATION"); and

     WHEREAS, SELLERS are willing to sell to BUYER, and BUYER is willing to purchase from SELLERS, the STOCK, all upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, it is agreed as follows:

                                   ARTICLE I
                                   ---------
                               Sale and Purchase

     1.1  Agreement To Sell and Purchase.  Subject to the terms and conditions
          ------------------------------
of this Agreement, SELLERS agree to sell, and BUYER agrees to purchase and pay for, all of the STOCK.

     1.2  Purchase Price.  The purchase price to be paid by BUYER to SELLERS for
          --------------
the STOCK is the sum of:

                 FIVE HUNDRED SIXTH THOUSAND AND 00/100 DOLLARS
                 ----------------------------------------------
                                 ($560,000.00)

the purchase price to be allocated among SELLERS in such manner as they may designate.

     1.3  Payment. The Purchase Price shall be paid in cash or certified funds
          -------
at the time of closing.

     1.4  Effective Time. This transaction shall be effective for all purposes
          --------------
as of 12:01 A.M., C.S.T., October 1, 1996 (the "Effective Time").

     1.5  Closing. The consummation of this transaction (the "Closing") shall
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take place on or before January 31, 1997 at a mutually agreeable location.

     1.6  Contingencies. The obligations of the parties to close are contingent
          -------------
upon BUYER'S review and acceptance of the corporate records, statements of financial condition, and Federal and state income tax returns of the CORPORATION. If the contingency is unfulfilled, this Agreement shall be terminated and of no further force of effect.
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                                   ARTICLE II
                                   ----------
                           Representations of SELLERS


     SELLERS represent to BUYER as follows:

     2.1  Right, Title.  SELLERS have good right, title and authority to enter
          ------------
into this Agreement and to sell the STOCK, free and clear of any lien, claim or encumbrance.

     2.2  Corporate Status, Authority.  The CORPORATION is a Delaware
          ---------------------------
Corporation, in good standing.

     2.3  Capitalization.  The CORPORATION has authorized capital of
          ---------------
1,000 shares of common stock, with par value of $1.00 per share, of which 200 shares are issued and outstanding. There are no outstanding warrants, options, calls, subscriptions, contracts, rights or other agreements or commitments obligating the CORPORATION or the SELLERS to issue, purchase or sell any shares of securities, debts, obligations or rights outstanding which are convertible into or exchangeable for shares of the capital stock of the CORPORATION.

     2.4  Tax Returns.  The CORPORATION has filed all Federal, State and Local
          -----------
income tax, severance tax, production tax, excise tax, employment tax and ad valorem tax returns due for all prior periods, and there are no taxes, interest or penalties, due from the CORPORATION to any income tax authority except as may be accrued and shown upon the financial statements of the CORPORATION.

     2.5  Financial Statements.  The financial statements of the CORPORATION up
          --------------------
through the statements dated September 30, 1996, shall have been prepared in a consistent manner, in accordance with generally accepted accounting principles, and fairly represent the financial condition of the CORPORATION from a historic standpoint (but without reference to the fair market value of the underlying assets). There have been no material adverse changes in the financial condition of the CORPORATION subsequent to the Effective Time.

     2.6  Assets.  The assets of the CORPORATION as of the Effective Time shall
          ------
be as appear on the financial statements of the CORPORATION as of September 30, 1996, and consist of a one-half interest in a gas gathering pipeline system approximately 90 miles in length, natural gas in storage, a blanket gas lease covering approximately 76,000 acres, approximately 25 producing natural gas wells, and related assets, interests and contract rights.

     2.7  Liabilities.  The liabilities of the CORPORATION as of the Effective
          -----------
Time shall be as appear on the financial statements of the CORPORATION as of September 30, 1996.

     2.8  Depreciation, Depletion, and Amortization, Adjustments, Contingencies.
          ---------------------------------------------------------------------
The entries appearing on the CORPORATION'S financial statements for depreciation, depletion and amortization are subject to final adjustment to conform with generally accepted accounting principles and have no necessary relationship to the actual condition or value of the assets of the CORPORATION.

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     2.9    Contracts, Commitments and Legal Obligations.  The CORPORATION, and
            --------------------------------------------
its assets, are not subject as of the Effective Time to any contracts or commitments, except as follows:

     2.9.1 The Current Liabilities and Notes Payable of the CORPORATION, if any, as appear from its financial statements.

     2.9.2 Contracts and division orders for the purchase and sale of oil and natural gas from the oil and gas wells and leases which may be owned or operated by the CORPORATION or from which the CORPORATION may purchase or sell oil or natural gas.

     2.9.3 The terms and provisions of the oil and gas leases owned by the CORPORATION.

     2.9.4 Agreements with T.E.C. Osage, Inc. and Thermo Energy Corporation pertaining to coal gas development on certain leases owned by the CORPORATION.

     2.9.5 The general duties to comply with all applicable Federal, State and Local laws, statutes, rules and regulations, including, without limitation, those relating to environmental protection and the plugging of wells.

     2.10   Suits, Claims.  There are, to the knowledge of SELLERS, no suits,
            -------------
claims or administrative proceedings pending or threatened against the CORPORATION, except to the extent of claims constituting Liabilities, Contracts, commitments, and Legal Obligations as hereinabove described.

     2.11   Employment.  The CORPORATION is not subject to any collective
            ----------
bargaining agreement or any contract or obligation with any employee, consultant or contractor which would bind the CORPORATION beyond the Effective Time. Further, the CORPORATION does not have in effect any employee benefit plan, retirement plan, pension plan, or other arrangement for the benefit of past or present employees which would bind the CORPORATION subsequent to the Effective Time or with respect to which any unfunded liability exists.

     2.12   Officers, Directors, Agents.  SELLERS shall cause all of the
            ---------------------------
officers and directors of the CORPORATION to resign contemporaneously with the Closing. The CORPORATION has no agents or attorneys-in-fact.

     2.13   Prohibitions.  The execution and closing of this Agreement is not in
            ------------
any way prohibited by the CORPORATION'S Articles of Incorporation or Bylaws, or by any contract, covenant, agreement to which SELLERS or the CORPORATION are parties, or by the order of any court or regulatory body by virtue of any judicial or administrative proceedings to which SELLERS or the CORPORATION are a parties.

     2.14   Access.  SELLERS have afforded BUYER complete access to the
            ------
corporate records, financial statements and business records of the CORPORATION, and to the assets of the CORPORATION and the technical files and data pertaining thereto.

     2.15   Title.  SELLERS have no actual knowledge of any adverse claims to
            -----
the CORPORATION'S title to its assets, except as may relate to its Liabilities, Contracts, Commitments and Legal Obligations as hereinabove described.

     2.16   Condition.  SELLERS make no warranty or representation whatsoever as
            ---------
to the fitness, condition, suitability, performance, future performance or environmental compliance of the assets of the CORPORATION or the Joint Venture and BUYER shall purchase the STOCK with the condition of such assets being "AS IS".

                                  ARTICLE III
                                  -----------
                            Representations by BUYER

     3.1    Standing.  BUYER is a Colorado Corporation, in good standing.
            --------

     3.2    Authority.  The execution and consummation of this Agreement have
            ---------
been duly authorized by BUYER'S Board of Directors, and the officer executing this Agreement has been duly authorized to do so.

     3.3    Prohibitions.  The execution and closing of this Agreement is not in
            ------------
any way prohibited by the BUYER'S Articles of Incorporation or Bylaws, or by any contract, covenant, agreement to which BUYER is a party, or by the order of any court or regulatory body by virtue of any judicial or administrative proceedings to which BUYER is a party.

     3.4    Diligence in Connection with Inspection, Evaluation.  BUYER, and its
            ---------------------------------------------------
representatives, have had ample opportunity to inspect and evaluate the affairs of the CORPORATION and its assets, and BUYER is making an adequately informed agreement to acquire the STOCK and thereby indirectly the assets "AS IS", without warranty as to fitness, condition, suitability, performance or future performance or environmental compliance.

                                   ARTICLE IV
                                   ----------
                                Other Agreements

     4.1    Release From Liabilities.  As a condition precedent to closing,
            ------------------------
BUYER shall secure an absolute release of SELLERS from any and all liabilities of the CORPORATION with respect to which the SELLERS may have personal liability, by guaranty or otherwise.

                                   ARTICLE V
                                   ---------
                                Closing Protocol

     5.1    SELLER'S Obligations.  At closing, SELLERS shall deliver, or cause
            --------------------
to be delivered, to BUYER, the following:

     5.1.1  Certificates for the STOCK, properly endorsed for transfer to BUYER;

     5.1.2  Resignations of the CORPORATION'S officers and directors;

     5.1.3 The corporate records, business records, accounting records, tax returns and records (including all relevant tax basis information-depletion and depreciation schedules and the like), check books, files and documents of the CORPORATION, but SELLERS shall be entitled to retain copies of the same.

     5.2    BUYER'S Obligations.  At closing, BUYER shall deliver, or cause to
            -------------------
be delivered, or perform the following:

     5.2.1  BUYER shall deliver any releases described in Section 4.1, above;

     5.2.2  BUYER shall pay the Purchase Price for the STOCK.

                                   ARTICLE VI
                                   ----------
                                 Miscellaneous

     6.1    Survival. The terms and provisions of Agreement shall survive
            --------
closing.

     6.2    Notices.  All notices required or permitted to be given under this
            -------
Agreement shall be deemed effective when mailed addressed as follows:

     If To SELLERS:

            Addressed to the persons named as signatories hereto

     If To BUYER:

            United States Exploration, Inc.
            1901 New Street
            Independence, KS 67301
            ATTN: Demetrie D. Carone, President

     6.3    Amendment.            This Agreement may be amended only by written
            ---------
agreement signed by the parties.

     6.4    Integration.          This Agreement supersedes all prior
            -----------
discussions, negotiations, understandings and agreements with respect to the subject matter and constitutes the entire agreement between the parties with respect to the subject matter.

     6.5    Governing Law.        This Agreement is made, and shall be construed
            -------------
and interpreted in accordance with, the laws of the State of Colorado.

     6.6    Counterparts.         This Agreement may be executed in multiple
            ------------
counterparts, and when so executed shall be deemed as effective as if a single document had been executed by all of the parties hereto.

     6.7    Facsimile Signatures. The execution of this Agreement by any one or
            ---------------------
more of the parties hereto by means of facsimile or telefax shall be deemed as effective as if originally executed by such party or parties.

     6.8  Binding Effect.       This Agreement shall be binding upon, and shall
          --------------
inure to the benefit of, the parties hereto, their successors and assigns.

     IN WITNESS WHEREOF, this Agreement is executed this 15th day of January, 1997.

             SELLERS                             BUYER
                                                 United States Exploration, Inc.

     /s/ Dale M. Jensen                        By: Demetrie D. Carone
     ------------------------------------          -----------------------------
         Dale M. Jensen
         No. Of Shares: 50
         Address:
                                               Its: /s/ President
                                                    ----------------------------




     /s/ Demetrie D. Carone
     ----------------------
         Demetrie D. Carone
         No. Of Shares: 50
         Address:
         6623 E. 117th Street
         Bixby, OK

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